                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Back Yard Burgers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                             BACK YARD BURGERS, INC.
                      1657 N. Shelby Oaks Drive, Suite. 105
                          Memphis, Tennessee 38134-7401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 16, 2002

Dear Stockholder:

         You are cordially invited to attend the annual meeting of the stockholders of Back Yard Burgers, Inc., a Delaware corporation, to be held at The Ridgeway Inn, 5679 Poplar Avenue, Memphis, Tennessee 38119 on May 16, 2002, at 10:00 a.m., central time, for the following purposes:

         1. To elect two Class II Directors for a 3-year term.

         2. To consider and vote upon a proposal to approve the company's 2002 Equity Incentive Plan.

         3. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the company for 2002.

         4. To transact such other business as may properly come before the meeting or any postponements, continuations or adjournments thereof.

         Only holders of record of shares of our common stock and preferred stock at the close of business on March 22, 2002 are entitled to notice of and to vote at the meeting and at any and all postponements, continuations or adjournments thereof.

         Our Proxy Statement and Annual Report for the year ended December 29, 2001 are being mailed to stockholders with this mailing.


                                       By Order of the Board of Directors

                                       /s/ Lattimore M. Michael

                                       Lattimore M. Michael
                                       Chairman and Chief Executive Officer


Memphis, Tennessee
April 9, 2002


================================================================================

         Your vote is important. You are requested to complete, sign, date and return the proxy card in the return envelope provided. You retain the right to revoke the proxy or to vote in person should you later decide to attend the meeting.

================================================================================

                             BACK YARD BURGERS, INC.
                      1657 N. Shelby Oaks Drive, Suite 105
                          Memphis, Tennessee 38134-7401

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 16, 2002

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Back Yard Burgers, Inc., a Delaware corporation, to be used in voting at the annual meeting of stockholders of the company to be held May 16, 2002, and at any and all postponements, continuations or adjournments thereof. This Proxy Statement, the accompanying Form of Proxy and the Notice of Annual Meeting are first being mailed or given to stockholders of the company on or about April 9, 2002. The principal executive offices of the company are located at 1657 N. Shelby Oaks Drive, Suite 105, Memphis, Tennessee 38134-7401.

         Stockholders of the common stock and preferred stock, whose names appeared of record on the books of the company at the close of business on the record date, March 22, 2002, will be entitled to vote at the meeting and any postponements, continuations or adjournments thereof. On the record date, there were 4,721,067 shares of the company's common stock and 19,763 shares of the company's preferred stock issued, outstanding and entitled to vote at the meeting. The common stock and the preferred stock shall be counted as a single class for purposes of calculating votes with respect to each matter submitted at the meeting. Each share of common stock and preferred stock is entitled to one vote on each matter submitted at the meeting.

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the company entitled to vote at the meeting will constitute a quorum. Under Delaware law and the company's Second Amended and Restated Certificate of Incorporation, if a quorum is present at the meeting (a) the two nominees for election as Class II Directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected as Class II Directors, and (b) proposal 2, and any other matters submitted to a vote of the stockholders, must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters because the abstention results in one less vote for approval. Broker nonvotes on one or more matters will have no impact because they are not considered "shares present" for voting purposes.

         If the accompanying proxy card is properly signed and returned to the company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote for the approval of all of the proposals to be considered at the meeting, and as recommended by the board with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the secretary of the company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the annual meeting in person and so requests. Attendance at the annual meeting will not, in itself, constitute a revocation of a previously granted proxy.

                              ELECTION OF DIRECTORS

General

         Under the company's Second Amended and Restated Certificate of Incorporation, members of the board of directors are to be elected by classes with staggered terms of three years each. The board of directors presently consists of six persons. The board of directors may consist of not less than five nor more than 12 directors, whose membership shall be spread as evenly as practicable among the three classes. Messrs. W. Kurt Henke and William N. Griffith, currently members of the class whose term expires in 2002, are nominees for election as Class II Directors at the 2002 annual meeting for the term ending in 2005.

         The board of directors has the authority under the by-laws of the company to elect additional directors during the year to fill any vacant positions until the next annual meeting of stockholders. The directors will serve a term as indicated below and until their successors are duly elected and qualified.

         It is expected that the nominee will serve, if elected, but if for any unforeseen reason the nominee should decline or be unable to serve, the proxies will be voted to fill any such vacancy in accordance with the discretionary authority of the persons named in the proxies.

         The following table sets forth the name, age, position with the company and/or principal occupation, and term of office as director for the nominee and each current director:

Directors standing for re-election are the Class II Directors as follows:

                                                                                      Director        Year Term
       Name                    Age     Principal Occupation During Past 5 Years         Since        Will Expire
       ----                    ---     ----------------------------------------         -----        -----------
W. Kurt Henke                  44     Mr. Henke has been an attorney with                1993          2005(1)
                                      Henke-Bufkin since 1992.

William N. Griffith            39     Mr. Griffith has been executive vice               1989          2005(1)
                                      president and secretary/treasurer of the
                                      company since 1993. From 1989 to 1992, he
                                      was the company's senior vice president of
                                      operations.


Continuing directors include the Class I and III Directors as follows:

                                                                                      Director        Year Term
       Name                    Age     Principal Occupation During Past 5 Years         Since        Will Expire
       ----                    ---     ----------------------------------------         -----        -----------
William B. Raiford, III        41     Mr. Raiford has been an attorney with Merkel       1993            2004
                                      & Cocke, P.A. since 1989.

Lattimore M. Michael           58     Mr. Michael has been chairman and chief            1987            2003
                                      executive officer of the company since 1993.
                                      From 1987 to 1992, he was the company's
                                      president and chief executive officer.

Joseph L. Weiss                42     Mr. Weiss is president of A. Weiss Company,        1989            2003
                                      a franchisee of the company. From 1993 to
                                      1999, he was president and chief operating
                                      officer of the company.

-----------
(1) Assumes election at the 2002 annual meeting of stockholders as a Class II Director.

Jim L. Peterson                66     Mr. Peterson is currently chairman emeritus        2000            2003
                                      for Bojangles' Restaurants, Inc., a director
                                      for Earful of Books, and immediate past
                                      chairman of Apigent Solutions. From 1994 to
                                      1999, he was chairman, president and chief
                                      executive officer of Bojangles' Restaurants,
                                      Inc. Prior to joining Bojangles, he was
                                      president and chief executive officer for
                                      Whataburger, Inc. for 20 years.

Meetings

         During the company's fiscal year ended December 29, 2001, the board of directors held 5 meetings. Each board member attended 75% or more of the total number of meetings of the board held during the period that he served.

         The board of directors has an audit committee that recommends the engagement of the company's independent auditors and approves the services performed by such auditors, including the review and evaluation of the company's accounting system and its system of internal controls in connection with the company's annual audit. The audit committee carries out its responsibilities in accordance with the terms of its charter. The audit committee has also considered whether the provisions of other non-audit services to the company by its independent auditors are compatible with maintaining that firm's independence.

         During the year ended December 29, 2001, the audit committee met two times. Mr. Peterson served as Chairman, and Messrs. Henke and Raiford served as members of the audit committee. Each of these directors is independent, as defined by the National Association of Securities Dealers ("NASD") and meets the applicable NASD requirements for financial literacy and financial expertise.

         The board of directors has a compensation committee whose members are Messrs. Henke, Raiford and Weiss. The compensation committee reviews and approves annual salaries and bonuses for all corporate officers and management personnel and reviews and recommends to the board of directors the terms and conditions of the employee benefit plans and/or changes thereto. The compensation committee held three meetings since January 1, 2001, which were attended by the three members.

Section 16(a) Beneficial Ownership Reporting Compliance

U.S. securities laws require the company's officers and directors, and persons who own more than ten percent of a registered class of the common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all filed forms to the company. Based solely on its review of the copies of such forms and written representations from reporting persons, the company believes that all such filings required in 2001 were made in a timely fashion.

Principal Stockholders

         The following information sets forth certain information with respect to the beneficial ownership of the company's common stock as of March 1, 2002 by
(i) each person or entity known to the company to be the beneficial owner of more than 5% of each class of the company's voting shares, (ii) each of the company's directors and executive officers and (iii) all of the company's directors and executive officers as a group.

                                         Amount & Nature of
                                       Beneficial Ownership of
Name and Address(1)                       common stock(2)(3)          Percent of Class
-------------------                       ------------------          ----------------
Lattimore M. Michael                          510,573 (4)                  10.2%

Joseph L. Weiss                               504,214 (5)                  10.1%

William N. Griffith                           128,757 (6)                   2.6%

Jim Peterson                                   65,000 (6)                   1.3%

Michael W. Myers                               60,693 (6)                   1.2%

Michael G. Webb                                42,850 (6)                     *

W. Kurt Henke                                  13,000 (6)                     *

William B. Raiford, III                        13,000 (6)                     *

Barnett Chiz                                  249,950 (7)                   5.0%

Lawrence Chiz                                 249,950 (7)                   5.0%

All Officers & Directors                    1,338,087                      26.7%
  (8 persons)

--------------------
*Less than 1%

(1) The address of each of Messrs. Michael, Griffith, Myers and Webb is c/o Back Yard Burgers, Inc., 1657 N. Shelby Oaks Drive Suite 105, Memphis, Tennessee 38134-7401. The address of Mr. Peterson is P.O. Box 1338, Goliad, TX 77963. The address of Mr. Raiford is 30 Delta Avenue, Clarksdale, Mississippi 38614. The address of Mr. Henke is 408 Hopson Street, Lyon, Mississippi 38645. The address of Mr. Barnett Chiz and Mr. Lawrence Chiz is P.O. Box 466, Shaw, Mississippi 38773. The address of Mr. Weiss is 542 Country Springs Drive, Collierville, TN 38017.

(2) Unless otherwise noted, the company believes that all persons named in the table have sole voting and investment power with respect to the shares of common stock. None of said persons set forth above owns any shares of preferred stock.

(3) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 1, 2002, have been exercised (includes shares exercisable pursuant to incentive stock options that have been granted to certain executive officers of the company as of March 1, 2002).

(4) Includes 33,250 stock options granted pursuant to the company's 1995 Incentive Award Plan which are exercisable as of or within 60 days from March 1, 2002.

(5) Mr. Weiss' wife owns 16,660 shares of common stock, each of Mr. Weiss' two minor children own 9,640 shares of common stock, all of which are reflected in the table. The table also includes 5,000 stock options granted pursuant to the company's 1995 Incentive Award Plan and are exercisable as of and within 60 days after March 1, 2002.

(6) The number shown reflects that portion of stock options granted pursuant to the company's Incentive Stock Option Plan of 1993 and the 1995 Incentive Award Plan which are exercisable as of and within 60 days after March 1, 2002, except that (i) with respect to Mr. Griffith, such amount includes 30,285 shares of common stock held directly by Mr. Griffith and (ii) with respect to Mr. Myers, such amount includes 7,443 shares of common stock held directly by Mr. Myers and (iii) with respect to Mr. Webb, such amount includes 7,300 shares of common stock held directly by Mr. Webb and (iv) with respect to Mr. Raiford, such amount includes 10,500 shares of common stock held directly by Mr. Raiford.

(7)     Mr. Barnett Chiz and Mr. Lawrence Chiz are brothers.

Executive Compensation


Compensation of Directors

         Directors who are not officers of the company receive a $500 fee for each board meeting attended. Non-qualified options covering 2,500 shares of common stock are granted to such directors annually. See "-Compensation Pursuant to Plans" below.

Compensation of Executive Officers

         The following table shows the compensation for each of the last three years of the company's chief executive officer and other executive officers whose compensation exceeded $100,000:


                           Summary Compensation Table


                                                                          Securities
                                                                          Underlying          All Other
           Name                Year      Salary($)(1)      Bonus($)       Options(#)     Compensation($)(2)
           ----                ----      ------------      --------       ----------     ------------------
Lattimore M. Michael,          2001         124,471           --            25,000              8,479
Chairman and Chief             2000         124,622           --             8,000              8,585
Executive Officer              1999         123,270         43,500            --                7,264

Michael W. Myers,              2001         112,094         43,250          25,000                --
President and Chief            2000         103,481         41,645           8,000                --
Operating Officer(3)           1999          40,568           --            20,000                --

William N. Griffith,           2001         113,915           --            25,000              3,108
Executive Vice President       2000         102,829         10,653           8,000              4,628
and Secretary/Treasurer        1999          90,476         14,204           8,000              4,025


--------------------

(1) The amounts indicated include indirect compensation to Mr. Michael for use of a company automobile, and direct compensation to Messrs. Griffith and Myers in the form of an automobile allowance, although such amounts are less than $50,000 or 10% of their respective total annual salaries and bonuses for each respective year.

(2) The amounts indicated represent life and/or disability insurance premiums paid on behalf of such persons.

(3)     Mr. Myers joined the company on August 1, 1999.

                      Option/SAR Grants in Last Fiscal Year
                               (Individual Grants)

                                                                                                  Potential
                                                                                             Realizable Value At
                                                Percent of                                     Assumed Annual
                              Number of           Total                                        Rates of Stock
                              Securities       Options/SARs                                   Price Appreciation
                              Underlying        Granted to      Exercise or                    For Option Term
                             Options/SARs      Employees in     Base Price      Expiration    -----------------
      Name                    Granted(#)       Fiscal YR(%)       ($/Sh)           Date         5%        10%
      ----                    ----------       ------------       ------           ----         --        ---
Lattimore M. Michael            25,000            17.1%            0.722          1-1-11      $ 8,664    $24,487

Michael W. Myers                25,000            17.1%            0.656          1-1-11      $10,314    $26,137

William N. Griffith             25,000            17.1%            0.656          1-1-11      $10,314    $26,137



               Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values



                                                          Number of Unexercised
                                                           Securities Underlying            Value of Unexercised
                                 Shares                        Options/SARs              In-the-Money Options/SARs at
                                Acquired                         at FY-End                         FY-End(1)
                                   on          Value    ------------------------------   ------------------------------
      Name                      Exercise     Realized   Exercisable      Unexercisable   Exercisable      Unexercisable
      ----                      --------     --------   -----------      -------------   -----------      -------------
Lattimore M. Michael                --          --         13,860             19,140       $ 39,300           $57,380

Michael W. Myers                    --          --         81,172             19,140       $110,333           $58,799

William N. Griffith                 --          --         33,860             19,140       $ 77,931           $58,799

--------------------

(1) The dollar amount shown represents the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on December 31, 2001 ($3.81) and the weighted average purchase price per share payable upon such exercise.

Other Executive Officers

         In addition to Messrs. Michael and Griffith, employee directors for whom biographical information is set forth on page 3 above, the company's other executive officers are as follows:

         Michael W. Myers (age - 43) has been chief operating officer since August 1999 and was named president effective April 1, 2001. From 1995 to 1999, he was a regional vice president for Whataburger, Inc.

         Michael G. Webb (age - 33) has been chief financial officer since March 1999. From 1995 to 1999, he was the controller for Shepherd Tissue, Inc. From 1993 to 1995, he was a senior financial analyst for the Promus Companies. Prior to 1993, Mr. Webb was an auditor for KPMG Peat Marwick.

Compensation Committee Interlocks and Insider Participation

         Mr. Weiss, who resigned as the company's president and chief operating officer in October 1999, was a member of the company's compensation committee during 2001. As a member of the compensation committee, Mr. Weiss participated in deliberations with other committee members concerning compensation of officers and non-management personnel. During 2002, the members of the compensation committee will be Messrs. Weiss, Henke and Raiford, all of whom are non-employee directors.

Compensation Committee Report On Executive Compensation

         The following report includes a discussion of the compensation committee's philosophy on executive compensation, the primary components of the company's compensation program and a description of the chief executive officer's compensation package during 2001.

         Compensation Principles. The compensation committee is responsible for advising the board of directors on matters relating to the compensation of the company's executive officers and administering the company's award plans. The compensation committee believes the following principles are important in compensating executive officers:

         - Compensation awarded by the company should be effective in attracting, motivating and retaining key executives;

         - Incentive compensation should be awarded based on the achievement of growth or operational targets at the company, as applicable; and

         - Executive officers should have an equity interest in the company to encourage them to manage the company for the long-term benefit of stockholders.

         The company's executive officers are compensated through a combination of salary, cash bonuses and stock option awards, each of which is discussed below.

         Annual Salary - The committee reviews salary levels on an annual basis with the chief executive officer and the company's other senior managers, and makes adjustments as appropriate or necessary to keep employees motivated. The committee also has reviewed annually Mr. Michael 's employment agreement, the term of which is extended each year. The committee gives great weight to the chief executive officer's recommendations as to annual salary levels of the company's other executive officers.

         Bonus Program - During 2001, certain officers and employees of the company were eligible to receive bonuses based on the attainment of operational goals during the fiscal year. The operational goals include targeted pre-tax profits. The board retains discretion to award bonuses in excess of the pre-determined maximum if growth or performance is exceptional and results from the efforts of the officer or employee. Other officers received discretionary cash bonuses based upon a review of performance by his or her supervisor or, in the case of executive officers, the committee.

         Incentive Plan Awards - In 2001, stock options to purchase 146,000 shares of the company's common stock were awarded under the 1995 Incentive Award Plan to directors, officers and other employees, based on job classification. These options generally vest as follows: one-third on the date of grant and one-third on each of the first and second anniversary of the grant date.

         The compensation committee believes that stock options and other equity-based incentives are a valuable tool in encouraging executive officers and other employees to align their interests with the interests of the stockholders and to manage the company for the long-term.

         The committee believes that grants of stock options will continue to garner the commitment and service of key management personnel, and other officers and employees by allowing these employees to share in the appreciation and value of the company's common stock.

         Compensation Of Chief Executive Officer - The compensation committee determined the salary, bonus and stock options to be received by Lattimore M. Michael, chairman and chief executive officer of the company, for services rendered in 2001. In light of the terms of Mr. Michael's employment agreement described below, Mr. Michael's wide scope of responsibilities, and the company's dependence upon his continued service, he received a salary package of $124,471 for 2001 and a grant of 25,000 stock options.

         OBRA Deductibility Limitation - The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deduction by public companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. Executive compensation in 2001 did not exceed this limit. It is the company's policy to comply whenever appropriate and possible with the requirements of OBRA applicable to the qualification of any such compensation for deductibility, and the committee continues to review issues relating to this compensation deduction limitation.

                                                          COMPENSATION COMMITTEE
                                                                   W. Kurt Henke
                                                         William B. Raiford, III
                                                                 Joseph L. Weiss

Employment Agreements

         Michael Employment Agreement - The company entered into a five-year employment agreement dated April 15, 1993 with Lattimore M. Michael. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. While not terminated, the Compensation Committee elected not to allow the current agreement to automatically renew. As such, the five-year time period has been reduced to four years. It is anticipated that the Committee will meet with Mr. Michael to renegotiate an agreement.

          Pursuant to the current employment agreement, Mr. Michael is employed as the chairman and chief executive officer of the company. Pursuant to the terms of Mr. Michael's employment agreement, his current annual base salary is $122,850. In addition to the base salary, the agreement provides for certain bonuses based upon certain pre-tax profit goals as set by the compensation committee.

         In the event of the termination of Mr. Michael's employment by the company during the term of the employment agreement, Mr. Michael shall be entitled to (i) his base salary through the last day of the month in which the date of termination occurs, at the annual rate in effect at the date of termination, to the extent unpaid prior to such date of termination; and (ii) any fixed bonus described above which shall have been earned prior to the date of termination to the extent unpaid prior to such date, except no such bonus payment shall be made if Mr. Michael is terminated for cause. The employment agreement contains a non-competition provision which prohibits Mr. Michael, during the period of his employment and for a period of one year after termination of employment, from engaging in any business, directly or indirectly, in competition with the company anywhere within a 150 mile radius of the City of Memphis, Tennessee and anywhere within a 50 mile radius of any company-operated or franchised restaurant located in the United States.

         Griffith Employment Agreement - On June 6, 1993, the company entered into a five-year employment agreement with William N. Griffith. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its terms. While not terminated, the Compensation Committee recently elected not to allow the current agreement to automatically renew. As such, the five-year time period has been reduced to four years. It is anticipated that the Committee will meet with Mr. Griffith to renegotiate an agreement.

         Mr. Griffith serves as executive vice president and secretary/treasurer of the company. Pursuant to the terms of the agreement, his current annual base salary is $104,836. In addition to the base salary payments, the agreement provides for certain bonuses based upon certain pre-tax profit goals as set by the compensation committee. The termination and non-competition provisions set forth in Mr. Griffith's agreement are consistent with those found in Mr. Michael's agreement, as described above.

Compensation Pursuant to Plans

         Stock Purchase Plan - The board of directors of the company and its stockholders adopted the company's Stock Purchase Plan in May 1995. As of March 1, 2002, 108,651 shares had been purchased under the Stock Purchase Plan. Any eligible employee may become a participant in the Stock Purchase Plan by filing with the company a stock purchase agreement prior to any offering date on which an offering under the Stock Purchase Plan commences. Payment for shares of common stock purchased under the Stock Purchase Plan is made by authorized payroll deductions from a participant's compensation or by supplemental payments. The purchase price of each share issued pursuant to the Stock Purchase Plan is 85% of the average of the reported highest and lowest bid price of the company's common stock on NASDAQ on the applicable purchase date. The Stock Purchase Plan shall continue in effect through December 31, 2005, unless terminated prior thereto by the board of directors.

         1995 Incentive Award Plan - The board of directors of the company and its stockholders adopted the 1995 Incentive Award Plan in May 1995. As of March 1, 2002, 357,767 options had been granted under the 1995 Incentive Award Plan. This plan, among other things, provides for automatic grants of options to non-employee directors on an annual basis. A description of the 1995 Incentive Award Plan is set forth below.

         Incentive stock options granted under the 1995 Incentive Award Plan are exercisable for a period of not more than ten (10) years from the date of the grant. The purchase price of each share issued pursuant to the exercise of an incentive stock option granted under the 1995 Incentive Award Plan may not be less than 100% of the fair market value per share on the date of the grant. The purchase price of each share issued pursuant to the exercise of a non-qualified stock option granted under the 1995 Incentive Award Plan shall be determined by the compensation committee. The period during which the right to exercise an option in whole or in part vests shall be set by the compensation committee. The 1995 Incentive Award Plan provides that outstanding options or performance awards will become immediately exercisable in the event of a change of control of the company.

         The compensation committee may grant non-qualified stock options to employee directors, officers, employees and other persons and such options may provide for the right to purchase shares at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date.

         Incentive stock options are designed to comply with the provisions of the Internal Revenue Code, and are subject to restrictions contained in the Code, including a requirement that exercise prices are equal to at least 100% of the fair market value of the shares on the grant date and a ten-year restriction on the option term, but may be subsequently modified to disqualify them from treatment as incentive stock options.

         Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the compensation committee. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Performance awards may also be granted, the value of which may be limited to the market value, book value or other measure of the common stock or other specific performance criteria determined to be appropriate by the compensation committee.

         Non-qualified options are granted automatically to each non-employee director 10 days after each annual meeting of stockholders. Each option covers 2,500 shares of common stock and has an exercise price equal to the fair market value of the common stock on the date of grant. The exercise period of each option commences six months after the date of grant of the option and ends five years after such grant date, provided that an option will terminate upon the termination of the holder's service as a director of the company, subject to certain grace periods if such termination of service occurs after the option has vested. The compensation committee has no authority, discretion or power with respect to participants, exercise price, number of shares or option period or to alter any terms or conditions insofar as such non-employee director options are concerned.

         Notwithstanding the summary description above, the board has unanimously adopted a policy which provides that the compensation committee shall not be authorized to grant any non-qualified stock option awards, sell any restricted stock, or otherwise provide for any other types of awards under the 1995 Incentive Award Plan that would attribute any value to the shares less than
(1) 100% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the company's ability to attract and/or retain a "well-qualified person" as an employee of the company (provided that, except as otherwise set forth below, such awards shall not be granted at less than 85% of the fair market value of the Shares on the date of grant) or (2) 85% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the company's ability to attract and/or retain a "key employee" and having further obtained not less than a two-thirds majority approval of the disinterested members of the board.

         1993 Stock Option Plan - The board of directors of the company and its stockholders adopted the 1993 Stock Option Plan in April 1993. Under the 1993 Stock Option Plan, the company may grant to eligible salaried individuals, incentive stock options, as defined in Section 422(b) of the Code. As of March 1, 2002, the company had granted to certain executive officers and employees incentive stock options to purchase 137,074 of the 176,969 shares available for issuance under the 1993 Stock Option Plan. As of 1999, the company ceased granting stock options under this plan, but reserves the right to again grant options under the plan in the future should it be in the company's best interests to do so. All options under the 1993 Stock Option Plan were granted at an exercise price equal to the fair market value of the common stock on the date of grant and are subject to a five-year level vesting schedule, at the rate of 20% per year.

Audit Committee Report

         The audit committee has reviewed and discussed with management the company's audited consolidated financial statements as of and for the year ended December 29, 2001. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with PricewaterhouseCoopers LLP their independence. Based on the reviews and discussions referred to above, the audit committee has recommended to the board of directors that the audited consolidated financial statements referred to above be included in the company's Annual Report on Form 10-K for the year ended December 29, 2001 filed with the Securities and Exchange Commission.

                                                                 AUDIT COMMITTEE
                                                          Jim Peterson, Chairman
                                                                   W. Kurt Henke
                                                         William B. Raiford, III

Fees Paid to the Independent Auditors

         Audit Fees. The aggregate fees billed by PricewaterhouseCoopers, LLP for professional services rendered for the audit of the company's annual consolidated financial statements for the year ended December 29, 2001 and the reviews of the unaudited interim financial statements included in the company's Form 10-Q's for the year ended December 30, 2001 ("Audit Services") were $82,500.

         Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers, LLP did not perform any professional services with respect to financial information systems design and implementation for the year ended December 29, 2001 ("Technology Services").

         All Other Fees. The aggregate fees billed by PricewaterhouseCoopers, LLP for professional services other than Audit Services and Technology Services for the year ended December 29, 2001 were $31,100.

Certain Transactions

         From time to time in the ordinary course of business, the company does business with and/or engages in certain transactions between itself and certain affiliated parties. Management of the company believes that such dealings and transactions are immaterial in nature and have been on terms no less favorable to the company than those that could have been obtained from unaffiliated parties.

                               COMPANY PERFORMANCE

         The graph below shows a comparison for the past five years of the cumulative total stockholder returns (assuming reinvestment of dividends), for the company's common stock, the S&P SmallCap 600 Index, and the S&P Restaurants
- Small Index, assuming a $100 investment as of the beginning of the period.


                                    (GRAPH)



                                                                     INDEXED RETURNS
                                     Base                             Years Ending
                                    Period     -----------------------------------------------------
   Company / Index                   1996      1997        1998        1999       2000        2001
----------------------------------------------------------------------------------------------------
   Back Yard Burgers, Inc.           $100     $139.36     $ 93.94     $ 71.21    $ 31.80     $192.92

   S&P Smallcap 600 Index*           $100     $125.58     $123.95     $139.32    $155.76     $168.51

   S&P Restaurants-Small*            $100     $123.23     $134.05     $112.50    $138.85     $149.17

--------------------------
*Source - Standard & Poor's Compustat Products Division

              APPROVAL OF THE COMPANY'S 2002 EQUITY INCENTIVE PLAN

         Introduction. At the Annual Meeting of Shareholders, the shareholders of the company will be asked to approve the 2002 Equity Incentive Plan (the "Plan"), which was adopted by the Board on March 28, 2002, subject to approval by the company's shareholders.

         Vote Required. Provided a quorum is present, a majority of the votes cast at the Annual Meeting is required to approve the Plan.

         Summary of the 2002 Equity Incentive Plan. The principal terms and provisions of the Plan are summarized below. The summary is not a complete description of all of the terms of the Plan. A copy of the Plan is attached to this proxy statement as "Exhibit A."

         Purpose. The Plan is intended to allow employees and certain others to acquire or increase equity ownership in the company, thereby strengthening their commitment to the success of the company and stimulating their efforts on behalf of the company, and to assist the company in attracting new employees and retaining existing employees.

         Types of Awards. The Plan permits the granting of any or all of the following types of awards: (1) stock options, including incentive stock options ("ISOs"), and options other than ISOs ("non-qualified options"); (2) stock appreciation rights ("SARs"); and (3) restricted stock.

         Scope of the Plan. Subject to certain adjustments, the total number of shares of the company common stock available for grants under the Plan will be 225,000 shares.

         Eligibility. All employees and non-employee directors of the company and its Subsidiaries and independent contractors and consultants of the company or its Subsidiaries are eligible to be participants.

         Administration. The Plan will be administered by a committee (the "Committee") which will consist of two or more directors of the company. Whether or not a Committee is separately designated by the Board of Directors, any and all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors. The Committee has the authority to: (i) select participants to whom awards are granted, (ii) determine the types of awards and the number of shares covered, (iii) set the terms, conditions and provisions of such awards and (iv) cancel or suspend awards. The Committee is authorized to: (i) interpret the Plan, (ii) establish, amend and rescind any rules and regulations relating to the Plan, and (iii) make all determinations which may be necessary or advisable for the administration of the Plan.

         Amendment of the Plan. The Board may from time to time, in its discretion, amend the Plan without the approval of the company's shareholders, except (i) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the company's equity securities and (ii) that the Board may not, without the approval of the company's shareholders, amend the Plan to (x) increase the total number of shares reserved for the purposes of the Plan or (y) change the employees, class of employees or others persons eligible to participate in the Plan.

         Options. The exercise price per share of the company's common stock purchasable under any stock option will be determined by the Committee. The Committee will determine the term of each stock option (not less than 6 months and subject to a maximum of 10 years), and the time or times when it may be exercised. The grant and the terms of Incentive Stock Options ("ISOs") will be restricted to the extent required for qualification as ISOs by the Internal Revenue Code.

         Stock Appreciation Rights. When granted, Stock Appreciation Rights ("SARs") may, but need not be identified with a specific option or specific restricted shares of the grantee in a number equal to or different from the number of SARs so granted. The strike price ("Strike Price") of any SAR will equal, for any SAR that is identified with an option, the price of such option, or for any other SAR, 100% of the fair market value of a share on the date of grant of such SAR; except that the Committee may (x) specify a higher Strike Price in the award Agreement, or (y) provide that the benefit payable upon exercise of any SAR will not exceed such percentage of the fair market value of a share on the date granted as the Committee will specify.

         Restricted Shares. The Committee may, but need not, provide that all or any portion of a grantee's restricted shares, or restricted shares acquired upon exercise of an option, will be forfeited: (i) upon the grantee's termination of employment within a specified time period after the grant date; (ii) if the company or the grantee does not achieve specified performance goals (if any); or
(iii) upon failure to satisfy such other restrictions as the Committee may specify.

         No Rights as a Stockholder. A grantee will not have any rights as a stockholder of the company with respect to the shares (other than restricted shares) which may be deliverable upon exercise or payment of such award until such shares have been delivered to him or her.

         Adjustments. The Committee will make equitable adjustments in: (i) the aggregate number of shares which may be distributed under the Plan for awards in general and for the grant of ISOs; (ii) the number and kind of shares and SARs covered by an award; and (iii) the option price of all outstanding options and the Strike Price of all outstanding SARs, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation or similar event, of or by the company.

         Change in Control. Unless otherwise specified in an option grant, in the event of a change in control, as defined in the Plan ("Change in Control"), in connection with which the holders of common stock receive shares of common stock of the surviving or successor corporation that are registered under
Section 12 of the 1934 Act: (i) there will be substituted for each option and SAR outstanding on the date of the consummation of corporate transaction relating to such Change in Control, a new option or SAR, as the case may be, reflecting the number and class of shares into which each outstanding share will be converted pursuant to such Change in Control and providing each grantee with rights that are substantially identical to those under this Plan in all material respects; and (ii) in the event of any such substitution, the purchase price per share in the case of an option and the Strike Price in the case of an SAR will be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without a change in the aggregate purchase price or Strike Price.

         Termination of the Plan. The Plan will terminate on the ten-year anniversary of the effective date thereof or at such earlier time as the Board may determine. No termination will affect any award then outstanding under the Plan.

         Certain Tax Aspects of The Plan. The following are certain federal tax consequences generally arising under present law with respect to options granted under the Plan. The grant of an option will create no tax consequences for a grantee or the company. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and the company will receive no income tax deduction when an ISO is exercised. Upon exercising a non-qualified option, the grantee must recognize ordinary income equal to the difference between the exercise price and the fair market value of shares of common stock on the date of the exercise, and, subject to certain limitations, the company will be entitled to an income tax deduction for the same amount. Generally, there will be no tax consequence to the company in connection with a disposition of shares acquired by a grantee upon exercise of an option, except that the company may be entitled to a tax deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

      RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

         The board of directors of the company has appointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants for the company for 2002 subject to ratification by the stockholders. PricewaterhouseCoopers LLP, which has served as independent accountants for the company since it consummated its initial public offering in July 1993, has advised the company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the company or any of its subsidiaries other than as independent public accountants. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         The affirmative vote of a majority of the shares of common stock and preferred stock cast at the meeting is required to approve the ratification of independent accountants. The board of directors recommends that stockholders vote FOR this proposal.

                               PROXY SOLICITATION

         The expense of the Board's solicitation of proxies will be borne by the company. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or telegraph. Banks, brokerage houses, and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners of the common stock and the preferred stock and to obtain authorizations for the execution of proxies; and if they in turn so request, the company will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such materials. Directors, officers and regular employees of the company and its subsidiaries may also solicit proxies without additional remuneration therefor.

         Stockholders are urged to sign the accompanying proxy, solicited on behalf of the board of directors of the company, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, the proxies will be voted FOR all proposals. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by executing another proxy bearing a later date, by written notice to the company's secretary or by oral or written statement at the meeting.

                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the company's annual meeting in 2003 must be received by the company no later than December 6, 2002 in order to be included in the Proxy Statement relating to such annual meeting. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Additionally, any shareholder proposal presented at the 2003 annual meeting but not received by the company on or before February 20, 2003 will not be included in the proxy statement but may be voted upon using the discretionary voting authority conferred to the proxies to vote in their sole discretion with respect to such matters.

                                  OTHER MATTERS

         The board of directors does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matter should come properly before the meeting or any postponements, continuations or adjournments thereof, the holders of the proxies will vote in accordance with their best judgment with respect to such matter.

                        ADDITIONAL INFORMATION AVAILABLE

         The company will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request of such person, a copy of the company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001, including the financial statements thereto. Such requests should be addressed to Michael G. Webb, Chief Financial Officer, Back Yard Burgers, Inc., 1657 N. Shelby Oaks Drive, Suite 105, Memphis, Tennessee 38134.



                                       By Order of the Board of Directors

                                       /s/ William N. Griffith

                                       William N. Griffith
                                       Secretary/Treasurer



April 9, 2002

                                                                      EXHIBIT A




                             BACK YARD BURGERS, INC.


                           2002 EQUITY INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                                                              Page
1.       Purpose.................................................................................................1

2.       Definitions.............................................................................................1

3.       Scope of the Plan.......................................................................................5

4.       Administration..........................................................................................5

5.       Eligibility.............................................................................................6

6.       Conditions to Grants....................................................................................7

7.       Non-transferability.....................................................................................9

8.       Exercise...............................................................................................10

9.       Loans and Guarantees...................................................................................11

10.      Notification under Section 83(b).......................................................................11

11.      Mandatory Tax Withholding..............................................................................12

12.      Elective Share Withholding.............................................................................12

13.      Termination of Employment..............................................................................12

14.      Substituted Awards.....................................................................................14

15.      Securities Law Matters.................................................................................14

16.      No Employment Rights...................................................................................14

17.      No Rights as a Stockholder.............................................................................15

18.      Nature of Payments.....................................................................................15

19.      Non-uniform Determinations.............................................................................15

20.      Adjustments............................................................................................15

21.      Amendment of the Plan..................................................................................16

22.      Termination of the Plan................................................................................16

23.      No Illegal Transactions................................................................................16

24.      Controlling Law........................................................................................16

25.      Severability...........................................................................................16

                             BACK YARD BURGERS, INC.
                           2002 EQUITY INCENTIVE PLAN


         The 2002 Equity Incentive Plan (the "Plan"), as established by Back Yard Burgers, Inc., a Delaware corporation (the "Company"), is effective as of March 28, 2002, subject to the approval of the Stockholders of the Company within 12 months thereafter.

         1. PURPOSE. The Plan is intended to allow employees and certain others to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company in attracting new employees and retaining existing employees.

         2. DEFINITIONS.

         The terms set forth below have the following meanings (such meanings to be applicable to both the singular and plural forms):

                  (a) "Award" means options, including incentive stock options
         (ISOs), Restricted Shares or stock appreciation rights (SARs) granted under the Plan.

                  (b) "Award Agreement" means the written agreement by which an Award shall be evidenced.

                  (c) "Board" means the Board of Directors of the Company.


                  (d) "Cause" means any one or more of the following, as determined by the Committee:

                           (i) a Grantee's commission of a crime that is likely
                  to result in injury to the Company or a Subsidiary;

                           (ii) the material violation by the Grantee of written
                  policies of the Company or a Subsidiary;

                           (iii) the habitual neglect by the Grantee in the
                  performance of his or her duties to the Company or a Subsidiary; or

                           (iv) the action or inaction in connection with his or
                  her duties to the Company or a Subsidiary resulting in a material injury to the Company or a Subsidiary; and

                  (e) "Change in Control" shall be deemed to have occurred if:

                           (i) any "person," as defined in Sections 13(d) and
                  14(d) of the Exchange Act (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (ii) the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities unless prior thereto, the Continuing Directors (as defined below) approves the transaction that results in the person becoming the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding securities. "Continuing Directors" means directors who were directors of the Company at the beginning of the 24-month period ending on the date the determination is made or whose election, or nomination for election, by the Company's stockholders was approved by at least a majority of the directors who are in office at the time of the election or nomination and who either (x) were directors at the beginning of the period or (y) were elected, or nominated for election, by at least a majority of the directors who were in office at the time of the election or nomination and were directors at the beginning of the period;

                           (ii) at any time Continuing Directors no longer
                  constitute a majority of the directors of the Company;

                           (iii) the Board fixes a record date for determining
                  stockholders entitled to vote upon (x) a merger or consolidation of the Company, statutory share exchange, or other similar transaction with another corporation, partnership, or other entity or enterprise in which either the Company is not the surviving or continuing corporation or Shares are to be converted into or exchanged for cash, securities other than Shares, or other property, (y) a sale or disposition of all or substantially all of the assets of the Company, or (z) the dissolution of the Company; or

                           (iv) the Company enters into an agreement with any
                  person, entity, or enterprise the consummation of which would result in the occurrence of an event described in subparagraphs (i), (ii), or (iii) of this paragraph.

         Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred with respect to a participant if the participant is part of a purchasing group that consummates the Change in Control transaction. A participant shall be deemed "part of a purchasing group" for purposes of the immediately preceding sentence if the participant is an equity participant in the purchasing company or group other than as a result of (y) passive ownership of less than five percent of the voting capital stock or voting equity interests of the purchasing company; or (z) equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the Continuing Directors.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended or superceded, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions.

                  (g) "Committee" means the committee of the Board appointed pursuant to Section 4(a).

                  (h) "Common Stock" means the common stock, $.01 par value per share, of the Company.

                  (i) "Disability" means the inability of the Grantee to reasonably perform his or her employment responsibilities, in the opinion of a licensed physician for the Company, due to physical or mental impairments for a period of sixty (60) consecutive days.

                  (j) "Effective Date" means the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company.

                  (k) "Eligible Employee" means any employee (including any officer) of the Company or any Subsidiary, including any employee on an approved leave of absence or layoff, if such leave or layoff does not qualify as a Disability.

                  (l) "Fair Market Value" of an equity security as of any date means:

                           (i) the closing price of a share of such equity
                  security on the Nasdaq Small Cap Market (or such other exchange on which such security is principally traded) on the relevant date or, if there were no sales on that date, the closing price on the next preceding date on which there were sales.

                           (ii) if the Shares of the Company are not listed and
                  traded on a national securities exchange as of the date in question, the fair market value shall be the mean between the lowest reported bid price and highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in publication of general circulation selected by the Company and regularly reporting the market price of the Shares in such market.

                           (iii) if the Shares of the Company are not listed or
                  admitted to trading on any stock exchange or traded in the over-the-counter market as of the date in question, the fair market value shall be determined in good faith by the Committee.

                  (m) "Grantee" means an individual who has been granted an Award.

                  (n) "Immediate Family" means, with respect to a particular Grantee, such Grantee's spouse, children and grandchildren.

                  (o) "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

                  (p) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act include references to successor provisions.

                  (q) "Option Price" means the per share exercise price of an option.


                  (r) "Option Term" means the period beginning on the Grant Date of an option and ending on the expiration date of such option, as specified in the Award Agreement for such option and as may, in the discretion of the Committee and consistent with the provisions of the Plan, be extended from time to time prior to the expiration date of such stock option then in effect.

                  (s) "Restricted Shares" means Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

                  (t) "Retirement" means a termination of employment by a Grantee upon attaining either (i) age 55 with at least 20 years of service as an employee of the Company or a Subsidiary or (ii) age 60 with at least 15 years of service as an employee of the Company or a Subsidiary.

                  (u) "Rule 16b-3" means Rule 16b-3 of the SEC under the 1934 Act, as amended from time to time, together with any successor rule.

                  (v) "SAR" means stock appreciation right.

                  (w) "SEC" means the Securities and Exchange Commission.


                  (x) "Section 16 Person" means a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

                  (y) "Share" means a share of Common Stock.

                  (z) "Subsidiary" means, for purposes of grants of incentive stock options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and, for all other purposes, a United States or foreign corporation with respect to which the Company owns, directly or indirectly, more than 50% or more of the then-outstanding common stock.

                  (aa) "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

                  (bb) "Voting Power" means the combined voting power of the then-outstanding securities of a corporation entitled to vote generally in the election of directors.

         3. SCOPE OF THE PLAN. Subject to the adjustment as provided in Section 20, the total number of Shares available for grant under the Plan shall be 225,000 Shares; except that the number of Shares for which Awards may be granted to any Grantee in any calendar year shall not exceed 35,000.

         If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any outstanding ISOs under the Plan for any reason expire or are terminated, the Shares allocable to the unexercised portion of all of such ISOs may again be subject to an incentive stock option under the Plan. Shares awarded under the Plan may be treasury shares or newly-issued shares.

         4. ADMINISTRATION.

                  (a) Subject to Section (b), the Plan shall be administered by a committee (the "Committee") which shall consist of two or more directors of the Company. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors of the Company, and any vacancy on the Committee may at any time be filled by a resolution adopted by the Board of Directors. Whether or not a Committee is separately designated by the Board of Directors, any and all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. The number of members of the Committee shall from time to time be increased or decreased.

                  (b) Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

                           (i) to determine when and to whom Awards should be
                  granted and the terms and conditions applicable to each Award, including the benefit payable under any SAR, and whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

                           (ii) to determine the amount, if any, that a Grantee
                  shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an option) shall be forfeited and whether such shares shall be held in escrow;

                           (iii) to interpret the Plan and to make all
                  determinations necessary or advisable for the administration of the Plan;

                           (iv) to make, amend and rescind rules relating to the
                  Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the termination of employment of a Grantee;

                           (v) to determine the terms and conditions of all
                  Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

                           (vi) to cancel, with the consent of the Grantee,
                  outstanding Awards and to grant new Awards in substitution therefor;

                           (vii) to accelerate the exercisability (including
                  exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment (other than for Cause);

                           (viii) subject to Section 6(c), to extend the time
                  during which any Award or group of Awards may be exercised;

                           (ix) to impose such additional terms and conditions
                  upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

                           (x) to take any other action with respect to any
                  matters relating to the Plan for which it is responsible.

         The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

         5. ELIGIBILITY. The Committee may in its discretion grant Awards to any Eligible Employee, whether or not he or she has previously received an Award. In addition, the Committee in its discretion may grant nonqualified options (but not ISOs), Restricted Stock or SARs to non-employee directors, independent contractors or consultants of the Company or its Subsidiaries who render those types of services which tend to contribute to the success of the Company or its Subsidiaries, or which may reasonably be anticipated to contribute to the future success of the Company or its Subsidiaries.

         6. CONDITIONS TO GRANTS.

                  (a) General Conditions.

                           (i) The Grant Date of an Award shall be the date on
                  which the Committee grants the Award or such later date as specified in advance by the Committee.

                           (ii) Any provision of the Plan to the contrary
                  notwithstanding, the Option Term shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided.

                           (iii) To the extent not set forth in the Plan, the
                  terms and conditions of each Award shall be set forth in an Award Agreement.

                  (b) Grant of Options.

                           (i) No later than the Grant Date of any option, the
                  Committee shall determine the Option Price of such option. Only nonqualified options may be granted with an Option Price that is less than the Fair Market Value of a Share on the Grant Date. An option shall be exercisable for unrestricted Shares unless the Award Agreement provides that it is exercisable for Restricted Shares.

                           (ii) The Committee may, in its discretion, permit an
                  employee to elect, before earning compensation, to be granted an Award in lieu of receiving such compensation; if in the judgment of the Committee, the value of such Award on the Grant Date equals the amount of compensation foregone by such employee.

                  (c) Grant of Incentive Stock Options. At the time of the grant of any option, the Committee may, in its discretion, designate that such option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of
         Section 422 of the Code. Any option designated as an ISO:

                           (i) shall have an Option Price not less than 100% of
                  the Fair Market Value of a Share on the Grant Date;

                           (ii) shall, if granted to a 10% Owner, have an Option
                  Price not less than 110% of the Fair Market Value of a Share on the Grant Date;

                           (iii) shall be for a period of not more than 10 years
                  (five years in the case of an ISO granted to a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

                           (iv) shall meet the limitations of this subparagraph
                  6(c)(iv). If the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Grantee in any calendar year exceeds $100,000, taking into account Shares subject to all ISOs granted by the Company which are held by the Grantee, the excess will be treated as nonqualified options. To determine whether the $100,000 limit is exceeded, the Fair Market Value of Shares subject to options shall be determined as of the Award dates of the options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted Options will be reduced first. If a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Company may designate which Shares are to be treated as Shares acquired pursuant to an ISO.

                           (v) shall be granted within 10 years from the earlier
                  of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

                           (vi) shall require the Grantee to notify the
                  Committee of any disposition of any Shares issued pursuant to the exercise of the ISO under the circumstances as described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 business days after such Disqualifying Disposition; and

                           (vii) shall by its terms not be assignable or
                  transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee, except that the Grantee may, to the extent provided in the Plan or in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her ISO after the Grantee's death;

         Notwithstanding any provision herein to the contrary, the Committee may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an ISO), take any action necessary to prevent such option from being treated as an ISO.

                  (d) Grant of SARs.

                           (i) When granted, SARs may, but need not be
                  identified with a specific option or specific Restricted Shares of the Grantee (including any option or Restricted Shares granted on or before the Grant Date of the SARs) in a number equal to or different from the number of SARs so granted. If SARs are identified with Shares subject to an option or with Restricted Shares, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated SARs shall terminate upon (x) the expiration, termination, forfeiture or cancellation of such option or Restricted Shares (y) the exercise of such option or (z) the date such Restricted Shares become nonforfeitable.

                           (ii) The strike price ("Strike Price") of any SAR
                  shall equal, for any SAR that is identified with an option, the Option Price of such option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; except that the Committee may (x) specify a higher Strike Price in the Award Agreement, or (y) provide that the benefit payable upon exercise of any SAR shall not exceed such percentage of the Fair Market Value of a Share on such Grant Date as the Committee shall specify.


                  (e) Grant of Restricted Shares.

                           (i) The Committee shall determine the amount, if any,
                  that a Grantee shall pay for Restricted Shares, subject to the following sentence. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with
                  Section 9.

                           (ii) The Committee may, but need not, provide that
                  all or any portion of a Grantee's Restricted Shares, or Restricted Shares acquired upon exercise of an option, shall be forfeited:

                                    (A) except as otherwise specified in the
                           Plan or the Award Agreement, upon the Grantee's termination of employment within a specified time period after the Grant Date; or

                                    (B) if the Company or the Grantee does not
                           achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee's termination of employment; or

                                    (C) upon failure to satisfy such other
                           restrictions as the Committee may specify in the Award Agreement.

                           (iii) If restricted Shares are forfeited, then if the
                  Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a Stockholder of the Company, from and after the date the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

                           (iv) The Committee may provide that the certificates
                  for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

         7. NON-TRANSFERABILITY. An Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee or his or her guardian or legal representative, except that, subject to
Section 6(c) (in respect of ISOs), a Grantee may, if permitted by the Committee, in its discretion, (i) designate in writing a beneficiary to exercise an Award after his or her death (provided, however, that no such designation shall be effective unless received by the office of the Company designated for that purpose prior to the Grantee's death) and (ii) transfer the Award to a member of his or her Immediate Family.

         8. EXERCISE.

                  (a) Exercise of Options.


                           (i) Subject to Section 6 and except as otherwise
                  provided in the applicable Award Agreement, each option shall become exercisable at such time or times as may be specified by the Committee from time to time.

                           (ii) An option shall be exercised by the delivery to
                  the Company during the Option Term of (x) written notice of intent to purchase a specific number of Shares subject to the option and (y) payment in full of the Option Price of such specific number of Shares.

                           (iii) Payment of the Option Price may be made by any
                  one or more of the following means:

                                    (A) cash, personal check or wire transfer;

                                    (B) Mature Shares, valued at their Fair
                           Market Value on the date of exercise;

                                    (C) with the approval of the Committee,
                           Restricted Shares held by the Grantee for at least six months prior to the exercise of the option, each such share valued at the Fair Market Value of a Share on the date of exercise;

                                    (D) in accordance with procedures previously
                           approved by the Secretary of the Company, through the sale of the Shares acquired on exercise of the Option through a bank or broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise; or

                                    (E) in the discretion of the Committee,
                           payment may also be made in accordance with Section
                           9.

         The Committee may in its discretion specify that, if any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, (x) all the Shares acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option, or (y) a number of Shares acquired on exercise of the option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option.

                  (b) Exercise of SARs.


                           (i) Subject to Section 6(d), and except as otherwise
                  provided in the applicable Award Agreement, (x) each SAR not identified with any other Award shall become exercisable with respect to 25% of the Shares subject thereto on each of the first four anniversaries of the Grant Date of such SAR unless the Committee provides otherwise in the Award Agreement and
                  (y) each SAR which is identified with any other Award shall become exercisable as and to extend that the option or Restricted Shares with which such SAR is identified may be exercised or becomes nonforfeitable, as the case may be.

                           (ii) SARs shall be exercised by delivery to the
                  Company of written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement, the exercise of SARs which are identified with Shares subject to an option or Restricted Shares shall result in the cancellation or forfeiture of such option or Restricted Shares, as the case may be, to the extent of such exercise.

                           (iii) The benefit for each SAR exercised shall be
                  equal to (x) the Fair Market Value of a Share on the date of such exercise, minus (y) the Strike Price of such SAR. Such benefit shall be payable in cash, except that the Committee may provide in the Award Agreement that benefits may be paid wholly or partly in Shares.


         9. LOANS AND GUARANTEES. The Committee may in its discretion allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, (ii) the purchase price of Restricted Shares, or (iii) any taxes associated with the exercise, nonforfeitability of, or payment of benefits in connection with, an Award, or cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, or any related taxes. Any such payment deferral or guarantee by the Company shall be on such terms and conditions as the Committee may determine except that a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee enters into a binding, recourse obligation to pay the deferred amount, which recourse obligation shall include a fixed, market rate of interest that is non-prepayable and nonrefundable. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan in accordance with this Section, then the Committee may require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers his or her Shares purchased pursuant to such deferral or guarantee.

         10. NOTIFICATION UNDER SECTION 83(B). If the Grantee, in connection with the exercise of any option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

         11. MANDATORY TAX WITHHOLDING.

                  (a) Whenever Shares are to be delivered under the Plan upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company's discretion, Mature Shares, sufficient to satisfy all federal, state, and local tax withholding requirements related thereto ("Required Withholding"), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan or (iii) any combination of the foregoing.

                  (b) Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; except that in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

         12. ELECTIVE SHARE WITHHOLDING.

                  (a) Subject to the following subsection, and unless otherwise provided in the Award Agreement, a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Award or upon Restricted Shares becoming nonforfeitable (each, a "Taxable Event") having a Fair Market Value equal to the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event.

                  (b) Each Share Withholding election shall be subject to the following conditions:

                           (i) any Grantee's election shall be subject to the
                  Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

                           (ii) the Grantee's election must be made before the
                  date (the "Tax Date") on which the amount to be withheld is determined; and

                           (iii) the Grantee's election shall be irrevocable.

         13. TERMINATION OF EMPLOYMENT.

                  (a) For Cause. If a Grantee's employment is terminated for Cause, (i) the Grantee's Restricted Shares that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(e)(iii) regarding repayment of certain amounts to the Grantee; and (ii) any unexercised option or performance share shall terminate effective immediately upon such termination of employment.

                  (b) On Account of Retirement. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates on account of Retirement, then:

                           (i) the Grantee's Restricted Shares that were
                  forfeitable shall thereupon become nonforfeitable; and

                           (ii) any unexercised option or SAR, whether or not
                  exercisable on the date of such termination of employment, may be exercised, in whole or in part, within the first two (2) years after such termination of employment (but only during the Option Term) by the Grantee.

                  (c) On Account of Death. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates on account of death, then:

                           (i) the Grantee's Restricted Shares that were
                  forfeitable shall thereupon become nonforfeitable; and

                           (ii) any unexercised option or SAR, whether or not
                  exercisable on the date of such termination of employment, may be exercised, in whole or in part, within the first 12 months after such termination of employment (but only during the Option Term) by the Grantee or, after his or her death, by (A) his or her personal representative or by the person to whom the option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's designated beneficiary.

                  (d) On Account of Disability. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates on account of Disability, then:

                           (i) the Grantee's Restricted Shares that were
                  forfeitable shall thereupon become nonforfeitable; and

                           (ii) any unexercised option or SAR, whether or not
                  exercisable on the date of such termination of employment, may be exercised in whole or in part, within the first 12 months after such termination of employment (but only during the Option Term) by the Grantee or, after his or her death, by (A) his or her personal representative or by the person to whom the option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's designated beneficiary.

                  (e) Any Other Reason. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates for any reason other than for Cause, Retirement, death, or Disability, then:

                           (i) the Grantee's Restricted Shares (and any SARs
                  identified therewith), to the extent forfeitable on the date of the Grantee's termination of employment, shall be forfeited on such date; and

                           (ii) any unexercised option or SAR (other than a SAR
                  identified with a Restricted Share), to the extent exercisable immediately before the Grantee's termination of employment, may be exercised in whole or in part, not later than three months after such termination of employment (but only during the Option Term).

                  (f) Extension of Term. In the event of a termination of the Grantee's employment other than for Cause, the term or any Award (whether or not exercisable immediately before such termination) which would otherwise expire after the Grantee's termination of employment but before the end of the period following such termination of employment described in subparagraphs (b), (c) and (d) of this Section for exercise of Awards may, in the Committee's discretion, be extended so as to permit any unexercised portion thereof to be exercised at any time within such period. The Committee may further extend the period of exercisability to permit any unexercised portion thereof to be exercised within a specified period provided by the Committee.

         14. SUBSTITUTED AWARDS. If the Committee cancels any Award (whether granted under this Plan or any plan of any entity acquired by the Company or a Subsidiary), the Committee may, in its discretion, substitute a new Award therefor upon such terms and conditions consistent with the Plan as the Committee may determine; except that (a) the Option Price of any new option, and the Strike Price of any new SAR, shall not be less than 100% (110% in the case of an incentive stock option granted to a 10% Owner) of the Fair Market Value of a Share on the date of grant of the new Award; and (b) the Grant Date of the new Award shall be the date on which such new Award is granted.

         15. SECURITIES LAW MATTERS. If the Committee deems necessary to comply with any applicable securities law, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificate for Shares. If, based upon the advice of counsel to the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

         16. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the grant of any Award shall (a) give any Grantee the right to remain employed by the Company or any

Subsidiary or to any benefits not specifically provided by the Plan or (b) modify the right of the Company or any Subsidiary to modify, amend, or terminate any employee benefit plan.

         17. NO RIGHTS AS A STOCKHOLDER. A Grantee shall not have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

         18. NATURE OF PAYMENTS. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

         19. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment of terminations of employment

         20. ADJUSTMENTS.

                  (a) The Committee shall make equitable adjustment of:

                           (i) the aggregate numbers and kind of Shares
                  available under the Plan for Awards in general and for the grant of ISOs;

                           (ii) the number and kind of Shares and SARs covered
                  by an Award, and

                           (iii) the Option Price of all outstanding options and
                  the Strike Price of all outstanding SARs,

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation or similar event, of or by the Company.

                  (b) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change in Control in connection with which the holders of Common Stock receive shares of common stock of the surviving or successor corporation that are registered under Section 12 of the 1934 Act:

                           (i) there shall be substituted for each option and
                  SAR outstanding on the date of the consummation of corporate transaction relating to such Change in Control, a new option or SAR, as the case may be, reflecting the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control and providing each Grantee with rights that are substantially identical to those under this Plan in all material respects; and

                           (ii) in the event of any such substitution, the
                  purchase price per share in the case of an option and the Strike Price in the case of an SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without a change in the aggregate purchase price or Strike Price.

         21. AMENDMENT OF THE PLAN. The Board may from time to time, in its discretion, amend the Plan without the approval of the Company's Stockholders, except (i) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company's equity securities and (ii) that the Board may not without the approval of the Company's Stockholders amend the Plan to (x) increase the total number of shares reserved for the purposes of the Plan or (y) change the employees, class of employees or others persons eligible to participate in the Plan.

         22. TERMINATION OF THE PLAN. The Plan shall terminate on the ten-year anniversary of the Effective Date or at such earlier time as the Board may determine. No termination shall affect any Award then outstanding under the Plan.

         23. NO ILLEGAL TRANSACTIONS. The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

         24. CONTROLLING LAW. The law of the State of Tennessee, except its law with respect to choice of law, shall control all matters relating to the Plan.

         25. SEVERABILITY. If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will given effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

                                   CERTIFICATE


         I, William N. Griffith, Secretary of Back Yard Burgers, Inc., certify that the foregoing is a true and correct copy of the Back Yard Burgers, Inc. 2002 Equity Incentive Plan as adopted by the Board of Directors of the corporation on March 28, 2002.




                                       By /s/ William N. Griffith
                                          --------------------------------------


                                       Name  William N. Griffith
                                            ------------------------------------
                                              Secretary

PROXY                       BACK YARD BURGERS, INC.

         The undersigned hereby appoints Lattimore M. Michael and Joseph L. Weiss, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the $.01 par value common stock and/or the $.01 par value preferred stock of Back Yard Burgers, Inc. which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at THE RIDGEWAY INN, 5679 POPLAR AVENUE, MEMPHIS, TENNESSEE 38119 on May 16, 2002, at 10:00 a.m., central time, or at any and all postponements, continuations or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed by the stockholder.

1.   Proposal to elect two Class II Directors for a three-year term expiring
     2005.
                                                                    WITHHOLD
                                                  FOR              AUTHORITY

                  W. KURT HENKE                   [ ]                 [ ]
                  WILLIAM N. GRIFFITH             [ ]                 [ ]

2.   Proposal to approve the Back Yard Burgers, Inc. 2002 Equity Incentive Plan.

                  [ ] FOR              [ ] AGAINST           [ ] ABSTAIN

3. Proposal to ratify the selection of the accounting firm of PricewaterhouseCoopers LLP as independent accountants for the company for 2002.

                  [ ] FOR              [ ] AGAINST           [ ] ABSTAIN

4. In the discretion of the proxy holders regarding other business which properly comes before the meeting or at any and all postponements, continuations or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. IT WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE DIRECTED.

                                  NOTE: Please date proxy and sign as name appears hereon. When shares are held by joint tenants, both should sign. If signer is a corporation, please sign full corporate name by authorized officer.

                                  Dated:
                                         --------------------------------------
                                  Sign here:
                                             ----------------------------------

                                  (Please sign exactly as name appears hereon.
                                  Administrators, executors, trustees, etc.
                                  should so indicate when signing.)


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.